EXHIBIT 99.2

Unaudited Financial Statements of PGISEND (A Carve-Out of Premiere Global Services, Inc.) as of and for the six months ended June 30, 2010 and 2009.

The unaudited financial statements of PGISEND (A Carve-Out of Premiere Global Services, Inc.) were prepared by Premiere Global Services, Inc and represent the Xpedite Business that was acquired on October 21, 2010 by the Company.

PGISEND
(A Carve-Out of Premiere Global Services, Inc.)
BALANCE SHEETS
(unaudited, in thousands)

	June 30,	December 31,
	2010	2009
ASSETS
CURRENT ASSETS
Cash and equivalents	$12,637	$11,253
Accounts receivable (less allowances of $547 and $670, respectively)	19,033	20,048
Prepaid expenses and other current assets	2,959	1,930
Deferred income taxes, net	3,450	3,450
Total current assets	38,079	36,681
PROPERTY AND EQUIPMENT, NET	41,116	47,841
OTHER ASSETS
Goodwill	465	465
Intangibles, net of amortization	271	366
Deferred income taxes, net	5,953	5,953
Restricted cash	97	103
Other assets	1,729	2,252
TOTAL ASSETS	$87,710	$93,661

LIABILITIES AND PARENT'S INVESTMENT
CURRENT LIABILITIES
Accounts payable	$9,542	$12,343
Income taxes payable	1,072	1,059
Accrued taxes, other than income taxes	526	604
Accrued expenses	3,874	5,181
Current maturities of capital lease obligations	209	247
Accrued restructuring costs	4,060	4,423
Total current liabilities	19,283	23,857
LONG-TERM LIABILITIES
Capital lease obligations	264	382
Accrued restructuring costs	1,743	3,230
Accrued expenses	1,194	1,385
Deferred income taxes, net	6,143	6,143
Total long-term liabilities	9,344	11,140

PARENT'S INVESTMENT
Accumulated other comprehensive income	2,643	5,454
Accumulated transactions with Parent	56,440	53,210
Total Parent's investment	59,083	58,664
TOTAL LIABILITIES AND PARENT'S INVESTMENT	$87,710	$93,661

Accompanying notes are integral to these financial statements

PGISEND
 (A Carve-Out of Premiere Global Services, Inc.)
STATEMENTS OF OPERATIONS
(unaudited, in thousands)

	Six Months Ended June 30,
	2010	2009
Net revenues	$58,880	$66,037
Operating expenses:
Cost of revenues (exclusive of depreciation and amortization shown separately below)	26,411	33,493
Selling and marketing	11,384	13,739
General and administrative (exclusive of expenses shown separately below)	8,144	9,199
Research and development	3,804	3,139
Depreciation	7,644	7,476
Amortization	45	82
Restructuring costs	1,353	4,648
Asset impairments	1,814	—
Net legal settlements and related expenses	(154)	55
Acquisition-related costs	47	19
Total operating expenses	60,487	71,850

Operating loss	(1,607)	(5,813)

Other (expense) income:
Interest income, net of interest expense	4	82
Intercompany interest expense	(391)	(300)
Foreign currency (loss) gain	(259)	(702)
Total other (expense) income, net	(646)	(920)

(Loss) income before income taxes	(2,253)	(6,733)
Income tax expense	2,594	425
Net loss	$(4,847)	$(7,158)

Accompanying notes are integral to these financial statements

PGISEND
(A Carve-Out of Premiere Global Services, Inc.)
STATEMENTS OF CASH FLOWS
(unaudited, in thousands)

	Six Months Ended June 30,
	2010	2009
CASH FLOWS FROM OPERATING ACTIVITIES
Net loss	$(4,847)	$(7,158)
Adjustments to reconcile net loss to net cash provided by operating activities:
Depreciation	7,644	7,476
Amortization	45	82
Net legal settlements and related expenses	(159)	55
Deferred income taxes	—	1,725
Restructuring costs	1,353	4,648
Payments for restructuring costs	(3,014)	(1,385)
Asset impairments	1,814	—
Equity-based compensation	1,070	1,587
Provision for doubtful accounts	514	302
Loss on disposal of assets	—	—
Changes in accounts receivable, net	(20)	1,535
Changes in prepaid expenses and other current assets	(628)	(64)
Changes in accounts payable and accrued expenses	(5,872)	954
Net cash provided by operating activities	(2,100)	9,757

CASH FLOWS FROM INVESTING ACTIVITIES
Capital expenditures	(3,719)	(7,131)
Other investing activities	—	(51)
Net cash used in investing activities	(3,719)	(7,182)

CASH FLOWS FROM FINANCING ACTIVITIES
Principal payments under capital lease obligations	(206)	(915)
Net transactions with Parent	8,077	(2,092)
Net cash provided by financing activities	7,871	(3,007)

Effect of exchange rate changes on cash and equivalents	(668)	(1)

NET INCREASE IN CASH AND EQUIVALENTS	1,384	(433)
CASH AND EQUIVALENTS, beginning of period	11,253	11,358
CASH AND EQUIVALENTS, end of period	$12,637	$10,925

Accompanying notes are integral to these financial statements

PGISEND
(A Carve-Out of Premiere Global Services, Inc.)
NOTES TO FINANCIAL STATEMENTS

1.	THE COMPANY AND ITS BUSINESS

Premiere Global Services, Inc. (the “Parent”) is a leading global provider of on-demand communication technologies-based business process improvement solutions.  The Parent is headquartered in Atlanta, GA and has a global presence in 24 countries.  The Parent offers a broad suite of business applications in two solution sets, including audio and web conferencing and collaboration and webcasting services in its PGiMeet solutions (the “Meet Business”) and digital fax, document delivery and notifications services in its PGiSend solutions (“PGiSend,” the “Send Business” or “our”).

On October 21, 2010, the parent completed the sale of Xpedite Systems, LLC and all of the outstanding shares of Xpedite Systems (UK) Limited along with certain assets and liabilities of Premiere Conferencing (Canada) Limited, which collectively comprise the Parent’s Send Business for $105.0 million in cash, subject to downward or a capped upward adjustment to the extent net working capital is less than or greater than $6.4 million.

2.	NATURE OF OPERATION AND BASIS OF PRESENTATION

The accompanying financial statements present the financial position, results of operations, and cash flows of the Send Business as if the Send Business was operated as a separate entity and have been prepared in accordance with accounting principles generally accepted in the United States of America (“GAAP”).  The financial position and results of operations of the Send Business have been “carved-out” from the Parent’s consolidated financial statements and presented herein as if the Send Business was a separate entity.

The Send Business includes fax and document delivery tools integrated with IP fax technology and notifications and reminders between businesses and their constituents delivered via automated speech, email, fax and SMS technologies.

As discussed further in Note 4, the accompanying financial statements include the revenues, costs, assets and liabilities that are directly attributable to the Send Business and have been prepared from the separate records maintained by the Parent’s corporate accounting department that relate to the Send Business (the “Direct Resources”). In addition, the financial statements include certain costs, assets and liabilities related to (i) company resources that are shared by the Send Business and the Meet Business (the “Shared Resources”) and (ii) corporate overhead resources that are shared by the Send Business and the Meet Business (the “Corporate Costs”).  Amounts involving management’s estimates, including Shared Resources and Corporate Costs, have been allocated based on a percentage of headcount, personnel costs, revenue or estimates of use relative to the Parent’s overall totals.  The Parent believes the allocations of these amounts were determined on a reasonable basis and, therefore, approximate substantially all of the material incremental amounts that would have been recognized had the Send Business been operated on a stand-alone basis. These allocated amounts, however, are not necessarily indicative of the actual amounts that might have been incurred or realized had the Send Business operated as an unaffiliated entity during the period presented. Moreover, no independent studies or third party valuations have been obtained to validate the reasonableness of these allocated amounts.

PGISEND
(A Carve-Out of Premiere Global Services, Inc.)
NOTES TO FINANCIAL STATEMENTS

The financial statements have been prepared on the historical cost basis, and present the Send Business’s financial position, results of operations and cash flows as derived from the Parent’s historical financial statements.

Recently Adopted Accounting Pronouncements

In February 2010, the Financial Accounting Standards Board, or FASB, issued Accounting Standards Update, or ASU, No. 2010-09, “Amendments to Certain Recognition and Disclosure Requirements,” as an amendment to FASB Accounting Standards Codification, or ASC, Topic 855, “Subsequent Events.”  ASU No. 2010-09 reinforced the requirement for non-SEC registrants to disclose the date through which management evaluated subsequent events in the financial statements and whether that date is the date the financial statements were issued or were available to be issued.  The management of the Send Business has evaluated subsequent events through October 12, 2010, the date these financial statements were available to be issued.

In January 2010, the FASB issued ASU No. 2010-06 “Fair Value Measurements and Disclosures,” which requires disclosures about fair value of financial instruments for interim reporting periods of publicly traded companies as well as in annual financial statements.  The new disclosures are effective for interim and annual reporting periods beginning after December 15, 2009.  The adopted provisions of ASU No. 2010-06 are limited to disclosures and did not have any effect on our consolidated financial position or result of operations.  Fair value approximated the carrying value of assets and liabilities at June 30, 2010.

In October 2009, the FASB issued ASU No. 2009-13, “Revenue Recognition, Multiple-Deliverable Revenue Arrangements,” an amendment to its accounting guidance on revenue arrangements with multiple deliverables.  This new accounting guidance addresses the unit of accounting for arrangements involving multiple deliverables and how consideration should be allocated to separate units of accounting, when applicable.  In the same month, the FASB also issued ASU No. 2009-14, “Software, Certain Revenue Arrangements That Include Software Elements,” which changes revenue recognition for tangible products containing software and hardware elements.  This update excludes from software revenue recognition all tangible products containing both software and non-software components that function together to deliver the product’s essential functionality and includes such products in the multiple-deliverable revenue guidance discussed above.  This guidance will be effective for fiscal years beginning on or after June 15, 2010.  Early adoption is permitted. All guidance contained within these updates must be adopted in the same period.  We do not expect this guidance to have a material impact on our consolidated financial position or results of operations.

PGISEND
(A Carve-Out of Premiere Global Services, Inc.)
NOTES TO FINANCIAL STATEMENTS

3.	COMPREHENSIVE LOSS

Comprehensive loss represents the change in equity of a business during a period, except for investments by owners and distributions to owners.  Comprehensive loss for the six months ended June 30, 2010 and 2009 was $7.7 million and $5.7 million, respectively. The differences between net income, as reported and comprehensive loss are foreign currency translation adjustments. The changes in the accumulated other comprehensive gain balance presented in the statements of Parent’s investment were not impacted by taxes during the six months ended June 30, 2010 and 2009.

4.	INCOME TAXES

Significant judgment is required to determine our provision for income taxes, including deferred tax assets, deferred tax liabilities and valuation allowances.  Deferred tax assets and liabilities reflect the tax effect of temporary differences between asset and liability amounts recognized for income tax purposes and the amounts recognized for financial reporting purposes.  Deferred tax assets and liabilities are measured by applying enacted statutory tax rates applicable to future years in which the deferred tax assets or liabilities are expected to be settled or realized.  Valuation allowances are established when necessary to reduce deferred tax assets to the amount expected to be realized on a more likely than not basis.

The change in income tax expense between the six months ended June 30, 2010 and 2009 was related to a fluctuation in operating loss, changes to the income mix between international tax jurisdictions and changes in valuation allowances against deferred tax assets for certain foreign subsidiaries. Our income tax rate varied from federal rates during the six months ended June 30, 2010 and 2009 due to valuation allowances, the effects of income shifts between certain foreign jurisdictions and certain tax credits.

5.	RELATED PARTY TRANSACTIONS AND CORPORATE ALLOCATIONS

As discussed in Note 2, the accompanying financial statements include the revenues, costs, assets and liabilities that are directly attributable to the Send Business.  Accordingly, certain amounts included in these financial statements have been derived by the Parent based on actual amounts directly attributable to the Send Business or management’s best estimate of the amounts directly attributable to the Send Business.

PGISEND
(A Carve-Out of Premiere Global Services, Inc.)
NOTES TO FINANCIAL STATEMENTS

The Accumulated transactions with Parent balances in the accompanying balance sheets include the original investment in the Send Business, accumulated earnings of the Send Business and contributions from and distributions to the Parent and the Meet Business.  Such contributions from and distributions to the Parent and the Meet Business arise from shared resources, our centralized approach to cash management within specific tax jurisdictions and the allocation by the Parent of certain amounts incurred by them that are directly attributable to supporting the Send Business.

The following table details activity that impacted the Accumulated transactions with Parent balances between December 31, 2009 and June 30, 2010 related to contributions from and distributions to the Parent and the Meet Business from the Send Business:

Balance — December 31, 2009	$53,210
Transactions between the Send Business and Parent	(2,286)
Transactions related to shared resources	7,254
Corporate allocations for support costs	3,109
Net loss	(4,847)
Balance — June 30, 2010	$56,440

There are no intercompany purchase or sale transactions between the Parent or the Meet business and the Send Business.  Under the Parent’s centralized cash management approach, in tax jurisdictions where it is possible, all excess cash is remitted to the Parent.  The net of transactions between the Parent and the Send Business are reflected in Accumulated transactions with Parent in the accompanying balance sheets.  We have incurred interest charges on certain intercompany loans which are classified as intercompany interest expense in our statements of operations.

As discussed in Note 2, the Send Business has been allocated a portion of expenses related to (i) the Parent’s executive management and corporate personnel salaries and related benefits; and (ii) the Parent’s corporate costs to operate its corporate finance, accounts payable, internal audit, legal, tax, investor relations, marketing and human resources functions.  The allocations of the Parent’s corporate costs were made based on estimates of the proportion of corporate expenses related to the Send Business, utilizing such factors as revenues, number of employees, salaries and wages expenses and other applicable factors.  In the opinion of management, these allocations have been made on a reasonable basis.  The costs of these services charged to the Send Business may not reflect the actual costs the Send Business would have incurred for similar services as a stand-alone company.  Moreover, no independent studies or third-party valuations have been obtained to validate the reasonableness of these allocated amounts.

PGISEND
(A Carve-Out of Premiere Global Services, Inc.)
NOTES TO FINANCIAL STATEMENTS

Corporate costs allocated to the Send Business are as follows (in thousands):

	Six Months Ended
	June 30, 2010	June 30, 2009

Cost of revenues	$2	$20
General and administrative expenses	2,103	2,392
Selling and marketing expenses	135	795
Research and development expenses	237	179
Depreciation	295	173
Restructuring costs	249	49
Asset impairment	1	—
Net legal settlements and related expenses	28	—
Acquisition-related costs	47	19
Foreign currency loss	12	175
Total corporate expenses, pre-tax	$3,109	$3,802

Included within General and administrative expenses, selling and marketing expenses and research and development expenses are (i) personnel related costs including salaries, benefits, contract labor and equity-based compensation; (ii) facilities related costs including utilities, taxes and operating expenses; and (iii) general corporate overhead costs including insurance, legal and professional fees, marketing costs and software and hardware costs.

6.	RESTRUCTURING COSTS

Restructuring costs for the six months ended June 30, 2010 are as follows (in thousands):

	Balance at December 31, 2009	Provisions	Cash payments	Non-cash	Balance at June 30, 2010
Accrued restructuring costs:
Severance and exit costs	$2,976	$785	$(2,185)	$(163)	$1,413
Contractual obligations	4,677	568	(829)	(26)	4,390
Total restructuring costs	$7,653	$1,353	$(3,014)	$(189)	$5,803

PGISEND
(A Carve-Out of Premiere Global Services, Inc.)
NOTES TO FINANCIAL STATEMENTS

Realignment of Workforce – 2010

During the six months ended June 30, 2010, we executed a restructuring plan to consolidate and streamline various functions of our work force.  We incurred restructuring costs of $1.4 million and asset impairment charges of $1.8 million associated with these efforts.  As part of these consolidations, we eliminated approximately 20 positions.  During the six months ended June 30, 2010, we recorded total severance and exit costs of $1.1 million.  Additionally, during the six months ended June 30, 2010, we recorded $0.1 million of lease termination costs associated with an office location in North America.  The expenses associated with these activities are reflected in “Restructuring costs” in our statements of operations.  Our reserve for the 2010 restructuring costs was $0.8 million at June 30, 2010.  We anticipate these severance-related costs will be paid over the next year and these lease termination costs will be paid over the next 18 months.

Realignment of Workforce – 2009

During the year ended December 31, 2009, we executed a restructuring plan to consolidate and streamline various functions of our work force.  As part of these consolidations, we eliminated approximately 160 positions.  During the year ended December 31, 2009, we recorded total severance and exit costs of $8.9 million.  Additionally, during the year ended December 31, 2009, we recorded $1.2 million of lease termination costs associated with office locations in North America and Europe.  In the six months ended June 30, 2010, we adjusted the initially recorded charges for severance-related costs and lease termination costs by $(0.3) million and $0.1 million, respectively.  The expenses associated with these activities are reflected in “Restructuring costs” in our statements of operations.  Our reserve for the 2009 restructuring costs was $1.3 million at June 30, 2010.  We anticipate these severance-related costs will be paid over the next year, and these lease termination costs will be paid over the next nine years.

Realignment of Workforce – Prior to 2008

Our remaining reserve for restructuring costs incurred prior to 2008 is associated with lease termination costs and totaled $3.7 million at June 30, 2010.  During the year ended December 31, 2009, we revised assumptions used in determining the estimated costs associated with these lease terminations incurred prior to 2008.  As a result, an additional $3.2 million of lease termination costs was recorded.  In the six months ended June 30, 2010, we adjusted the initially recorded charges for lease termination costs by $0.4 million.  The expenses associated with these activities are reflected in “Restructuring costs” in our statements of operations. We anticipate these remaining lease termination costs will be paid over the next six years.

PGISEND
(A Carve-Out of Premiere Global Services, Inc.)
NOTES TO FINANCIAL STATEMENTS

7.	GOODWILL AND INTANGIBLE ASSETS

Other Intangible Assets

Summarized below are the carrying value and accumulated amortization by intangible asset class at June 30, 2010 and December 31, 2009 (in thousands):

	June 30, 2010			December 31, 2009
	Gross carrying value	Accumulated amortization	Net carrying value	Gross carrying value	Accumulated amortization	Net carrying value
Other Intangible assets:
Customer lists	$24,861	$(24,841)	$20	$25,864	$(25,831)	$33
Non-compete agreements	269	(269)	—	280	(280)	—
Developed technology	330	(275)	55	330	(242)	88
Other	242	(46)	196	289	(44)	245
Total other intangible assets	$25,702	$(25,431)	$271	$26,763	$(26,397)	$366

Estimated amortization expense related to other intangible assets for the full year 2010 and the next four years is as follows (in thousands):

Year	Estimated Amortization Expense

2010	$91
2011	$36
2012	$3
2013	$3
2014	$3

PGISEND
(A Carve-Out of Premiere Global Services, Inc.)
NOTES TO FINANCIAL STATEMENTS

8.	CAPITAL LEASE OBLIGATIONS

Capital lease obligations at June 30, 2010 and December 31, 2009 are as follows (in thousands):

	June 30, 2010	December 31, 2009

Capital lease obligations	$473	$629
Less current portion	(209)	(247)
Total capital lease obligations	$264	$382

Future minimum lease payments under capital leases consist of the following at June 30, 2010 (in thousands):

2010	$121
2011	202
2012	187
2013	20
Total minimum lease payments	530
Less amounts representing interest	(57)
Present value of minimum lease payments	473
Less current portion	(209)
$264

9.	EQUITY-BASED COMPENSATION

The Parent has certain stock plans under which its restricted stock awards, stock options, stock appreciation rights, restricted stock units and other stock-based awards may be issued to employees, directors, non-employee consultants and advisors. During the six months ended June 30, 2010 and 2009 only restricted stock awards were issued. The compensation committee of the Parent’s board of directors administers these stock plans.

The fair value of restricted stock awards is the market value of the stock on the date of grant. The effect of vesting conditions that apply only during the requisite service period is reflected by recognizing compensation cost only for the restricted stock awards for which the requisite service is rendered. As a result, we are required to estimate an expected forfeiture rate, as well as the probability that performance conditions that affect the vesting of certain stock-based awards will be achieved, and only recognize expense for those shares expected to vest.

PGISEND
(A Carve-Out of Premiere Global Services, Inc.)
NOTES TO FINANCIAL STATEMENTS

We estimate that forfeiture rate based on historical experience of our stock-based awards that are granted, exercised and voluntarily canceled.  If our actual forfeiture rate is materially different from our estimate, the stock-based compensation expense could be significantly different from what we have recorded in the current period.  We use a forfeiture rate of 1.5% for each of the six months ended June 30, 2010 and 2009.

The following table presents total equity-based compensation expense for restricted stock awards included in the line items below in our statements of operations (in thousands):

	Six Month Ended June 30,
	2010	2009
Cost of revenues	$19	$22
Selling and marketing	212	365
Research and development	209	303
General and administrative	630	897
Equity-based compensation expense	1,070	1,587
Income tax benefits	(375)	(555)
Total equity-based compensation expense, net of tax	$695	$1,032

Total equity-based compensation expense includes cost related to stock awards of the Parent granted to employees of the Send Business, Shared Resources and Corporate Costs.  The total amount of equity based compensation directly attributable to the Send Business for employees and shared resources was $0.5 million and $1.0 million for the six months ended June 30, 2010 and 2009, respectively.  The total amount of equity based compensation allocated to the Send Business as a Corporate Cost was $0.5 million and $0.6 million for the six months ended June 30, 2010 and 2009, respectively.  Costs related to Shared Resources and Corporate Cost employees have been allocated, as described in Notes 2 and 4.

PGISEND
(A Carve-Out of Premiere Global Services, Inc.)
NOTES TO FINANCIAL STATEMENTS

10.	ACCRUED EXPENSES

Accrued expenses at June 30, 2010 and December 31, 2009 are as follows (in thousands):

	June 30, 2010	December 31, 2009
Short Term Accrued Expenses
Accrued wages and wage related taxes	$1,332	$1,980
Accrued sales commissions	646	848
Accrued professional fees	702	784
Accrued utilities	166	224
Deferred rent	142	142
Other	886	1,203
	$3,874	$5,181

Long Term Accrued Expenses
Deferred rent	$718	$760
Asset retirement obligations	390	465
Other	86	160
	$1,194	$1,385